Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of STAK Inc. and its subsidiaries (the “Company”) of our report dated October 18, 2024, relating to our audits of the consolidated financial statements of the Company as of and for the years ended June 30, 2024 and 2023, appearing in the Registration Statement on Form F-1 of the Company (File No. 333- 283258).

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC

HTL International, LLC
Houston, Texas

March 21, 2025